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                                                              Exhibit  23.2

INDEPENDENT AUDITORS' CONSENT

American Gaming & Entertainment, Ltd.:

We consent to the incorporation by reference in the Registration Statements of American Gaming & Entertainment, Ltd. on Form S-8 (Registration Nos. 33-57194, 33-80714 and 33-87790) of our report dated April 14, 1999 (which report does not express an opinion on the 1998 or 1997 financial statements), appearing in this Annual Report on Form 10-KSB of American Gaming & Entertainment, Ltd. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 29, 2000


10K Edgar final full.doc